RETROSPETTIVA, INC.
                           8825 West Olympic Boulevard
                         Beverly Hills, California 90211

                               PROXY STATEMENT AND

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JULY 6, 2000


         To the shareholders of Retrospettiva, Inc.:

         The Annual Meeting of the shareholders of Retrospettiva, Inc. (the "Company") will be held at the Company's executive offices, 8825 West Olympic Boulevard, Beverly Hills, California 90211, at 3:00 p.m. on July 6, 2000, or at any adjournment or postponement thereof, for the following purposes:

         1.    To elect seven directors of the Company.

         2. To transact such other business as may properly come before the meeting.

         Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on May 26, 2000, will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Hamid Vaghar,
                                            Chief Financial Officer

May 29, 2000

                                 PROXY STATEMENT

                               RETROSPETTIVA, INC.
                             8825 West Olympic Blvd.
                         Beverly Hills, California 90211
                            Telephone: (310) 657-1745

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD JULY 6, 2000

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Retrospettiva, Inc. (the "Company"), a California corporation, of no par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 3:00 p.m. on July 6, 2000, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about May 29, 2000. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors and approve any proposed matters.

         Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

         All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

         The close of business on May 26, 2000, has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were 3,177,916 shares of Common Stock outstanding with each share entitling the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is permitted.

         A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management.

               The following table sets forth information concerning the holdings of Common Stock by each person who, as of May 26, 2000, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company's Common Stock, by each director, and by all directors and executive officers as a group. All shares are owned beneficially and of record. The address of all persons is in care of the Company at 8825 West Olympic Boulevard, Beverly Hills, California 90211. Amount of Percent of Name Ownership Class

               Borivoje Vukadinovic (1)           2,404,054             46.3
               Hamid Vaghar (2)                      50,000              1.0
               Ivan Zogovic (3)                      81,712              1.6
               Mojgan Keywanfar (3)                  81,712              1.6
               S. William Yost (4)                   23,826              0.4
               Donald E. Tormey (4)                  23,826              0.4
               Sol Schalman (5)                      23,826              0.4
               All officers and directors
                   as a group (7 persons)         2,688,956             50.7
               ----------
                      (1) Includes stock options to purchase up to 1,191,300 shares of Common Stock at $6.25 per share, 166,777 shares at $.63 per share exercisable until April 2006 and 100,000 shares at $1.25 per share until December 2008.
                      (2) Represents stock options to purchase up to 50,000 shares of common stock at $1.25 per share until December 2008.
                      (3) Represents stock options to purchase up to 30,973 shares of Common Stock at $1.68 per share exercisable until April 2006, 11,913 shares at $2.94 per share exercisable until May 2006, and 23,826 shares at $2.94 per share exercisable until April 2006, and 15,000 shares at $1.25 exercisable until December 2008.
                      (4) Represents stock options to purchase up to 23,826 shares of Common Stock at $2.94 per share xercisable until May 2006.
                     (5) Represents stock options to purchase up to 23,826 shares of Common Stock at $2.25 per share until September 2004.

                              ELECTION OF DIRECTORS

         At the Annual Meeting, the shareholders will elect seven directors of the Company. Cumulative voting is permitted in the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

         The following table sets forth certain information regarding each nominee and each executive officer of the Company.

                                                                                         Officer  or
Name                                 Age                    Office                      Director Since
----                                 ---                    ------                      --------------
Borivoje Vukadinovic (1)              41         Chairman of the Board of                    1991
                                                      Directors, President and
                                                      Chief Executive Officer

Hamid Vaghar                          36         Chief Financial Officer and                 1998
                                                      Director

Ivan Zogovic                          41         Chief Operating Officer and                 1998
                                                      Director

Mojgan Keywanfar                      38         Controller, Corporate Secretary             1998
                                                      and Director

S. William Yost  (1)(2)               71         Director                                    1996

Donald E. Tormey  (1)(2)              68         Director                                    1996

Sol Schalman  (1)(2)                  75         Director                                    1999
---------

(1)   Member of the Compensation Committee.
(2)   Member of the Audit Committee.

         Directors hold office for a period of one year from their election at the annual meeting of stockholders and until their successors are duly elected and qualified. Officers of the Company are elected by, and serve at the discretion of, the Board of Directors. Directors not employed by the Company do not receive fees for attending Board of Directors' meetings but are reimbursed for out- of-pocket expenses.

Background.

         The following is a summary of the business experience of each executive officer and director of the Company for at least the last five years:

         Borivoje Vukadinovic has been a director and executive officer of the Company since January 1991, and its Chief Executive Officer since January 1993. From May 1990 to August 1993, he was Vice President and a principal stockholder of Celtex ENT, a Los Angeles, California based company that established and administered production of yarns and raw textiles in Yugoslavia, Turkey and Macedonia. From May 1988 to May 1990, he was founder, owner and President of Duty Off, Inc., a Los Angeles, California based company that produced young men's apparel. He earned a Bachelor of Arts degree in Business from the University of Banja Luka in Yugoslavia and a Bachelor of Arts degree in Art from Bern University in Switzerland.

         Hamid Vaghar has served as Controller of Retrospettiva since the Company's inception and was promoted to Chief Financial Officer in October 1998. From March 1990 to January 1993, he was an accountant with EB Accounting, a California based accounting firm which conducted various accounting services for companies in the garment district of Los Angeles. In January 1993 Mr. Vaghar became a partner in Mid-West Consultants and continued his accounting career in that capacity until 1998. He earned a Bachelor degree in Natural Sciences and an MBA from the University of Poona, India.

         Ivan B. Zogovic has been employed by the Company as its Manager-Export /Import since January 1994 and was appointed a director in May 1996. Mr. Zogovic is responsible for the export and import of raw materials and finished goods including customers clearing, scheduling and freight forwarding, between the United States and the Company's contract manufacturers in Eastern Europe. He earned a law degree from the University of Belgrade Law School and practiced law in Yugoslavia from 1984 until 1992.

         Mojgan Keywanfar has been employed by the Company as its accounting manager since February 1991 and was appointed a director in December 1996. Ms. Keywanfar manages the Company's bookkeeping and management information systems. She holds a B.A. degree in Economics from the California State University, Northridge.

         S. William Yost became a director of the Company in May 1996. He has been an adjunct professor of Operations and Technology Management at the Anderson Graduate School of Management of the University of California, Los Angeles, since 1986. He has over 20 years experience in industrial positions together with four years as a Presidential appointee, three years in management consulting and in the early 1980s as the Assistant Commissioner of the U.S. Trademark and Patent Office in Washington, D.C. Dr. Yost holds a doctorate in Business Administration (DBA) from the Harvard Business School, and MBA from the Anderson Graduate School of Management at the University of California, Los Angeles, and a B.A. from the University of California, Berkeley. He serves on the Board of Directors of a number of small, privately held companies and is a consultant to a variety of public and private clients.

         Donald Tormey became a director of the Company in May 1996. From 1958 until he retired in 1995, Chevron Corporation employed him in a number of positions culminating as its Refinery General Manager in El Segundo, California from 1994 until his retirement. He holds a BSCE degree in engineering from the University of Wisconsin School of Engineering.

         Sol Schalman became a director of the Company in September 1999. He received a Bachelors degree in Business Administration with a major in accounting from UCLA in 1940. He served in the U.S. Army from 1941 to 1946 and was discharged in 1964 with rank of Captain. He was licensed as a Certified Public Accountant in California in May 1948 and has practiced as a sole practitioner since that date. He was involved in real estate development from 1955 to 1962, and owned and operated the Beverly Comstock Hotel in Los Angeles from 1962 to 1976. Mr. Schalman is also licensed as a Certified Public Accountant in Nevada.

Executive Compensation.

         The following table discloses all compensation awarded to, received by, and paid to the Chief Executive Officer of the Company for the years ended December 31, 1999, 1998 and 1997. No executive officer's annual compensation exceeded $100,000 in 1997.

                            ANNUAL                                                         LONG-TERM COMPENSATION
                         COMPENSATION                                       AWARDS                                        PAYOUTS
---------------------------------------------------------------------       --------------------------------------------------------
 (a)                     (b)        (c)         (d)            (e)               (f)               (g)         (h)          (i)
                                                                                                                          All Other

    Name and                       Salary       Bonus      Other Annual      Restricted Stock    Options/     LTIP        Compen-
Principal Position       Year       ($)         ($)        Compensation($)   Award(s)($)         SARS(#)     Payouts($)   sation($)
-----------------------------------------------------------------------------------------------------------------------------------
Borivoje Vukadinovic,
   Chief Executive       1999     150,000      12,500          -0-              -0-                -0-         -0-          -0-
   Officer               1998      95,000       7,917          -0-              -0-              100,000       -0-          -0-
                         1997      80,001        -0-           -0-              -0-                -0-         -0-          -0-

                               STOCK OPTION PLAN

     In May 1996, the Company adopted a stock option plan for employees, officers, directors and consultants (the "Plan") which provides for the grant of options intended to qualify as "incentive stock options" and "non-qualified stock options" within the meaning of Section 422 of the United States Internal Revenue Code of 1986 (the "Code"). Incentive stock options are issuable only to eligible officers and key employees of the Company, and non-qualified options may be granted to officers, employees, directors and consultants.


         The Plan is administered by at least three members of the Board of Directors at least two of whom are not executive officers or salaried employees of the Company. Under the Plan, the Board of Directors determines which individuals shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the option price. Each option granted under the Plan is evidenced by stock option agreement.

         The per share exercise price of the Common Stock subject to an incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option is established by the Board of Directors. The aggregate fair market value (determined as of the date the option is granted) of the Common Stock that any employee may purchase in any calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive any incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant. Non-qualified options are not subject to these limitations.

     No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will have three months after such termination during which he or she can exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, his or her option remains exercisable for 12 months thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

     Options under the Plan must be granted within ten years from the effective date of the Plan. The incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to 10% or greater stockholders are limited to five year terms. All options granted under the Plan provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his original shares. Any unexercised options that expire or that terminate upon an optionee ceasing to be an officer, director or an employee of the Company become available once again for issuance.

     The following table sets forth all stock options granted to the Company's executive officers and directors through December 31, 1999.

                                                            Percent of Total
Name of Executive               Total Number of             Options Granted       Exercise       Expiration
Officer or  Director             Options Issued              to Employees          Price            Date
--------------------             --------------            ----------------       --------       ----------

Borivoje Vukadinovic               1,458,067                     53.3               [1]            [1]
Ivan Zogovic                          81,712                     3.0                [2]            [3]
Moigan Keywanfar                      81,712                     3.0                [2]            [3]
Hamid Vaghar                          50,000                     1.8               $1.25           2008
S. William Yost                       23,826                     0.9               $2.94           2006
Donald E. Tormey                      23,826                     0.9               $2.94           2006
Sol Schalman                          23,826                     0.9               $2.25           2004
                                 -----------                   -----
         Totals                    1,742,969                    68.2

      (1) Consists of 166,777 options exercisable at $.63 per share, 1.191,290 options exercisable at $6.25 per share and 100,000 options exercisable at $1.25 per share.
      (2) Number of options and exercise prices; consists of 35,739 options exercisable at $2.94 per share and 30,973 options exercisable at $1.68 per share and 15,000 options exercisable at $1.25 per share as to each individual.
      (3) Represents stock options to purchase up to 11,913 shares exercisable until May 2006, 30,973 shares exercisable until April 2006, 23,826 shares exercisable until April 2006 and 15,000 shares exercisable until December 16, 2008.

                              CERTAIN TRANSACTIONS

     At December 31, 1999, Mr. Vukadinovic was indebted to the Company in the amount of $300,160 advanced by the Company under a credit facility granted to Mr. Vukadinovic in the maximum amount of $350,000 and evidenced by three promissory notes. The three promissory notes are unsecured; bear no interest and are due on demand. The sums advanced to Mr. Vukadinovic were primarily used by him to pay certain medical and related expenses of a family member.

     The Company used a portion of a  consolidating  warehouse  in Astoria,  New
York for short- term storage and for consolidating services in connection with finished goods imported from Macedonia pending pick up by the Company's customers. Positive Influence, Inc. ("PII"), the owner of the warehouse and the provider of the consolidating services, is a non-affiliated former customer of the Company which was indebted to the Company in the amount of $86,851 at December 31, 1998 for goods previously purchased from the Company. The Company is charged an average of approximately $10,000 per month for use of the warehouse and for consolidating services provided by PII, which amount is deducted from the amount owed by PII to the Company. PII also provides Easy Concepts, Inc. ("ECI"), a former affiliate of the Company, with warehouse space and consolidating services. Charges due from ECI to PII were also deducted from the amount owed by PII to the Company and ECI paid such amounts directly to the Company. Consolidating services involved accepting finished goods shipments, combining the goods into larger quantities for pickup by, or delivery to, customers and storage of the goods prior to customer acceptance.

         In July 1998, Mr. Vukadinovic personally guaranteed the Company's line of credit with Imperial Bank up to a maximum amount of $3,000,000.

         The Company believes that the transactions described above were fair, reasonable and consistent with the terms of transactions that the Company could have entered into with non-affiliated third parties. All future transactions with affiliates will be approved by a majority of the Company's disinterested directors.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         A.J. Robbins, P.C., Denver, Colorado, conducted the audit of the Company's financial statements for the year ended December 31, 1999. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.

                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

         Any shareholders of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

        Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters.

However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

         The above notice and Proxy Statement are sent by order of the Board of Directors.



                                                     Hamid Vaghar,
                                                     Chief Financial Officer

May 29, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                               RETROSPETTIVA, INC.
                             TO BE HELD JULY 6, 2000

The undersigned hereby appoints Borivoje Vukadinovic as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Retrospettiva, Inc., held of record by the undersigned on May 26, 2000, at the Annual Meeting of Shareholders to be held July 6, 2000, or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS.

         _____ FOR the election as a director of all nominees listed below (except as marked to the contrary below).

         _____      WITHHOLD AUTHORITY to vote for all nominees listed below.


         NOMINEES:  Borivoje Vukadinovic,  Hamid  Vaghar,  Ivan Zogovic,  Mojgan
                    Keywanfar, S. William  Yost, Donald Tormey and Sol Schalman.

         INSTRUCTIONS:    To withhold authority to vote for individual nominees,
         -------------    write their names in the space provided below.

             -----------------------------------------------------------

2. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN PROPOSAL 1.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                            Dated:
                                                  ------------------------------


                                            ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Signature, if held jointly


         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

[ ] PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS.